UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2021

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02 Unregistered Sales of Equity Securities.

As of June 28, 2021, the outstanding shares of common stock, $0.01 par value per share (the “Common Stock”) of Delcath Systems, Inc. (the “Company”) had increased by more than 5% since the last reported shares of Common Stock outstanding.

As of June 28, 2021, the Company had 7,349,777 shares of Common Stock issued and outstanding. The increase in outstanding shares of Common Stock is due to (i) the conversion of 7,651.35 shares of Series E Convertible Preferred Stock into 765,135 shares of Common Stock, (ii) the conversion of 1,122.44 shares of Series E-1 Convertible Preferred Stock into 112,244 shares of Common Stock (iii) the exercise of 3,750 Series F warrants to purchase 3,750 shares of Common Stock, (iv) the exercise of 4,341 Series E and E-1 warrants to purchase 4,341 shares of Common Stock and (v) the exercise of 215,000 pre-funded warrants to purchase 215,000 shares of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date:  June 28, 2021By: /s/ Gerard Michel

Name:  Gerard Michel

           Title:    Chief Executive Officer